Exhibit 10.2

WRAP-AROUND AGREEMENT

By and Between:

Flint Telecom Group, Inc., AS ISSUER;

AND

Thomas Davis AS Debtor;

AND

Machiavelli Ltd. or Its Assignees AS INVESTOR

_________________________________________________________________________________

Dated this: June 17, 2010

WHEREAS, the Issuer desires to fulfill debt obligations owed to Un-Debtor in the principal amount of $250,000.00 (Dollar amount of Debt) owed from November 10, 2008;

WHEREAS, the Issuer owes the Debtor $250,000.00  from a Note Attached hereto;

WHEREAS, the Issuer does not have the disposable cash to satisfy those obligations;

WHEREAS, the Issuer and the Debtor are willing to act as surety to the fulfillment of the debt assignment as a material inducement;

WHEREAS, the Investor desires to modify the existing debt structure with new terms and conditions, which reasonable terms and conditions are hereby agreed to by the Issuer and the Debtor as a material inducement;

WHEREAS, to effectuate this understanding, and facilitate in the mechanizations of the new terms and conditions, the parties agree to enter this Wrap-Around Agreement;

WHEREAS, the original Debt instrument, as defined below, shall be incorporated herein by reference; Schedule A, Resolution of Authority, Schedule B, Promissory Note, is annexed hereto and incorporated herein.

NOW WHEREFORE the following terms and conditions are hereby agreed to:

1.	Assignment of Debt- The Debtor hereby assigns half of the Debt ($125,000.00) to the Investor from the inception of the debt, together with unpaid principal and unpaid accrued interest thereon;

1.1.	The Issuer hereby accepts said assignment to the Investor;

1.2.	As consideration for the assignment, the Investor hereby renders the consideration of $50,000.00 (Fifty Thousand Dollars) in the form of a cash payment to Debtor;

1.3.	The Debt consists of $250,000.00 (Two Hundred Fifty Thousand Dollars) from a Note owed to the Debtor by the Issuer; (November 10th 2008) (the “Debt”);

1.3.1.	The Issuer hereby agrees, acknowledges, consents and stipulates, that full consideration has been rendered for said Debt and hereby waives any and all objections thereto;

1.3.2.	The terms of the Debt are substantially similar to a line of credit in so much as:

1.3.3.	The term of the Debt is ongoing until satisfied;

1.3.4.	The Payment of the Debt shall be made by no later than two years from the date of this Agreement;

1.3.5.	Additional Consideration may come on an ongoing basis between the Investor, Debtor, and the Issuer and accrued as Debt, subject to work-out between all parties.

1.4 THE ISSUER HEREBY AGREES TO BE LIABLE WITH FULL RECOURSE IN THE EVENT OF DEFAULT TO INVESTOR;

2.
Modification of Terms and Conditions – The terms of this wrap-Around Agreement shall govern   and supersede the original Debt instrument. If at all possible, these two instruments, this wrap-Around Agreement and the original debt agreement, their terms and conditions therein, respectively, should be read in a manner whose interpretation results in a harmonious and synergistic result. Failing the harmonious interpretation, if any terms in these agreements shall be found to be irreconcilable, the terms in this instant Wrap-Around Agreement shall govern and control the Debt Instrument.

2.1
Convertibility – The terms and conditions of the underlying Debt shall be so modified or amended as to include a convertibility provision allowing the Investor to convert into common voting stock ninety days after the effective date of this Agreement (the “Conversion Shares”) at the price of 20% discount of the average closing price over the five trading days prior to the day of conversion (the “Conversion Price”).

2.1.1 Fractional Conversion – This wrap-Around Agreement shall be convertible in whole or in part into Conversion Shares. The remaining balance of the Debt shall continue to accrue interest and inure normally.

2.2.	Interest Rate – No interest shall apply to the Note.

2.3.	Call Provision – The Issuer shall have the rights to repurchase all remaining Debt at 130% of the Debt, within the first year of the execution hereof, and 115% thereafter

2.4.	Anti-Dilution - Will not apply to this Debt.

2.5.
Default Provisions – If the Issuer Shall suffer a material adverse event, the Investor shall have the right to call for adequate assurances from the Issuer reasonable and prudent as circumstances warrant. Failure to produce such adequate assurances within a reasonable period of time shall result in default.

2.5.1	EXAMPLES OF MATERIAL ADVERSE EVENT: a) deregistration by the Issuer, either voluntary or involuntary; b) bankruptcy, a meeting of creditors, or the consultation of an attorney regarding bankruptcy.

2.5.2	Entrance in Default – Upon a default event, the Issuer shall be liable for the remaining Debt.,

2.5.3.
Default Interest – Upon a default event, the interest rate shall be 15.00% per annum, compounded, effective retroactively since the inception of this agreement, less any converted amount, calculated as any conversion shares will be offset against the Debt nearest in time.

2.5.4	Nonpayment – any missed conversion, or several missed conversions shall constitute a default event.

2.6
Denovo of Debt and Extension of Payment Period – The Issuer hereby renews and affirms the debt as a legally binding obligation, regardless of any termination date or statute of limitation, and hereby extends the Debt for 2 years from the execution hereof, or the depletion and satisfaction of the Debt with all accrued interest thereon, if applicable.

2.7.
Transfer Agent Irrevocable Instructions – The Issuer hereby irrevocably instructs their Transfer Agent, current or successor, to issue said conversion shares upon request by Investor and waives all objections thereto.

2.8.
Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Investor upon conversion of the underlying Debt (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion, the total number of shares of Common Stock then beneficially owned by such Investor and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the 1934 Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder.

2.9.	Jurisdiction and Venue – All Parties hereto consent to the Debt instrument and resultant Wrap-Around Agreement having jurisdiction within the State of Florida, County of Seminole.

2.10.
Legal Opinion(s) – The Legal Opinion(s) rendered pursuant to the terms and conditions, and resultant from this Wrap-Around Agreement, shall be construed for the entire conversion process of the Debt, should full conversion occur. Issuer and Debtor hereby agree, acknowledge, accept, consent, and stipulate that any Legal Opinion acceptable to the Investor in a timely fashion, then the Investor shall have the right to cause to be furnished their own Legal Opinion and Issuer and Debtors hereby waives all rights to object thereto except for blatant and generally accepted misstatements or omissions of fact, law or application thereof. The costs of the Legal Opinion (or Legal Opinions, as there may be several) shall be deducted from the funds used to purchase the first tranche and/or are to be paid by the Issuer.

3.	Representation and Warranties –

3.1.	Issuer- The Issuer hereby represents and warrants the following material inducements:

3.1.1.
Hold a Special Shareholders’ Meeting to approve an amendment to its Articles of Incorporation to increase its total authorized common stock from 200,000,000 to 900,000,000 and thereafter, upon shareholder approval and the filing of such an amendment to its Articles of Incorporation with the Secretary of State of Nevada, hold a reserve of authorized shares for the issuance of conversion shares;

3.1.2.	The Issuer has no objection to, and hereby waives all objections, to a reasonable legal opinion regarding the free trading nature of the conversion shares or the mechanics of the transaction;

3.1.3.	All services constituting the Debt have been fully rendered for legitimate business purposes;

3.1.4 The Issuer will if necessary furnish a legal opinion regarding the free trading nature of the conversion shares and the mechanics thereof.

3.2.	Debtor – The Debtor hereby represents and warrants the following material inducements;

3.2.1.                      The services constituting the debt have been fully rendered for legitimate business purposes.

3.3           Investor – The Investor hereby represents and warrants the following material inducements;

3.2.1   Accredited Investor Status.  The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

3.2.2  Reliance on Exemptions.  The Investor understands that the securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Issuer is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the securities.

3.2.3  Short sales.  The Investor shall not sell short the common shares of the Issuer.

3.2.3           The Investor agrees and acknowledges that none of Issuer’s common shares or other securities that are issued hereunder or any of the Investor’s current ownership of such securities are, and may never be, registered under the Securities Act of 1933 or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), except pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with applicable state and federal securities laws.  Additionally, Investor acknowledges and agrees that it may only sell a maximum amount of common shares per month not to exceed the weekly average trading volume of Issuer’s common stock in the prior month.

4.           Miscellaneous

4.1           Execution – this Agreement may be executed in counterparts, each taken in conjunction equating to a fully executed agreement; facsimile and scanned signatures may be accepted in lieu of original manual signatures;

4.2           Severability-This Agreement is not severable. If any term in this Wrap-Around Agreement is found by a court of competent jurisdiction to be unenforceable, then the entire Wrap-Around Agreement shall be rescinded, the consideration proffered by the Investor shall be returned in its entirety and any conversion shares shall be forfeit.

4.3           Legal fees –The cost of any Legal Opinion caused to be furnished by the Investor in the event the Issuer fails to render a Legal opinion acceptable to the Investor, which acceptance thereof shall not be unreasonably withheld, shall be borne by the Issuer, and such cost shall not exceed $500.

4.4           Jurisdiction and Venue –The jurisdiction and venue for this Wrap-Around agreement shall be within the state of Florida, County of Seminole.

4.5.           Modification – This Wrap-Around Agreement and debt may only be modified in a writing signed by all Parties.

Signature Page To Follow

NOW THEREFORE, all the Parties hereby agree, accept, acknowledge, consent, and stipulate to the terms and conditions contained herein for the mutual promise and consideration stated herein:

“ISSUER”                                                                           “DEBTOR”

Flint Telecom Group, Inc.

/s/ Vincent Browne                                                          /s/ Thomas Davis
Signature                                                                           Signature

Vincent Browne                                                                Thomas Davis
Print Name and Title                                                        Print Name

“INVESTOR”
Machiavelli Ltd.

/s/ Joseph C. Canouse

Joseph C. Canouse, Managing Director.